Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-271821

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 24, 2023)

3,000,000 Shares

SilverBow Resources, Inc.

Common Stock

$             per share

We are selling 2,250,000 shares of our common stock, and the selling stockholder identified in this prospectus supplement is offering 750,000 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholder.

We and the selling stockholder have granted the underwriters an option to purchase up to an additional 450,000 shares, at the public offering price set forth above, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SBOW.” The last reported sale price of our common stock on the NYSE on September 11, 2023 was $40.99 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, page 7 of the accompanying base prospectus, and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus to read about important facts you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to SilverBow (before expenses)	$	$
Proceeds, before expenses, to the selling stockholder	$	$

(1)	See “Underwriting” for additional disclosure regarding the underwriting discounts and commissions and estimated offering expenses.

The underwriters expect to deliver the shares of common stock to the purchasers on or about                 , 2023 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

Citigroup	Mizuho

Johnson Rice & Company L.L.C.

                    , 2023.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuance and sale of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuance and sale of the common stock offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuance and sale of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuance and sale of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the underwriters and the selling stockholder have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the common stock offered hereby. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the selling stockholder and the underwriters are not, making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement and accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying base prospectus applicable to that jurisdiction.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying base prospectus supplement to “SilverBow,” “Company,” “we,” “us,” or “our” are to SilverBow Resources, Inc. and, as applicable, its subsidiary. References in this prospectus supplement to the “selling stockholder” refer to the entity identified in the selling stockholder table included in “Selling Stockholder.”

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•

our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 2, 2023 and the portions of our Definitive Proxy Statement for our 2023 Annual Meeting of Stockholders filed with the SEC on April 3, 2023 and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 4, 2023, and for the three months ended June 30, 2023, filed with the SEC on August 3, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2023, as amended on January 10, 2023, May 16, 2023, May 16, 2023, June 20, 2023 and August 14, 2023;

•

our Current Report on Form 8-K filed with the SEC on September 12, 2023, including the audited Chesapeake South Texas Rich Properties Statements of Revenues and Direct Operating Expenses for the year ended December  31, 2022 and 2021, and the notes related thereto, the unaudited Chesapeake South Texas Rich Properties Statements of Revenue and Direct Operating Expenses for the six months ended June  30, 2023 and 2022, and the notes related thereto, and the unaudited pro forma condensed combined financial information of SilverBow as of June 30, 2023 and for the six months ended June 30, 2023 and for the year ended December  31, 2022, and the notes related thereto;

•

our Current Report on Form 8-K filed with the SEC on June  6, 2022, including the unaudited consolidated balance sheet of Sundance Energy, Inc. and its affiliated entities (“Sundance”) as of March 31, 2022 and the unaudited consolidated statements of operations, statements of cash flows and statements of members’ common equity of Sundance for the three months ended March 31, 2022 and 2021, and the notes related thereto;

•

the audited consolidated balance sheet as of December 31, 2021 (successor) and the audited consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from January 1, 2021 through April 22, 2021 (predecessor) and for the period from April 23, 2021 through December 31, 2021 (successor) of Sundance, as included on pages B-1 through B-39 of Annex B to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2022; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed May 2, 2017, as updated by Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2022, as subsequently amended or updated for the purpose of updating the description of our common stock.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), after the date of this prospectus supplement and prior to the completion or termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement.

We file annual, quarterly and other reports and other information with the SEC (File No. 1-8754). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.sbow.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement (unless specifically incorporated by reference into this prospectus supplement as described above).

You may obtain any of the documents incorporated by reference into this prospectus supplement from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the information that is incorporated by reference into this prospectus supplement (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.sbow.com, or by writing or calling us at the following address:

Investor Relations Department

920 Memorial City Way, Suite 850

Houston, Texas 77024

(281) 874-2700

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, herein, including those regarding our strategy, future operations, financial position, well expectations and drilling plans, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, service costs, impact of inflation, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “predict,” “potential,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•

further actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”), Russia and other allied producing countries (together with OPEC, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels;

•

risks related to the recently announced acquisition of oil and gas assets from Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C. (collectively, the “Chesapeake Sellers”), including the risk that the transaction will not be completed on the timeline or terms currently contemplated, risks related to the ability to obtain any necessary consents or approvals, the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected, the risk that the costs of the acquisition will be significant and the risk that management attention will be diverted to transaction-related issues;

•	risks related to recently completed acquisitions and integration of these acquisitions;

•	volatility in natural gas, oil and natural gas liquids (“NGLs”) prices;

•	ability to obtain permits and government approvals;

•	our borrowing capacity, future covenant compliance, cash flow and liquidity, including our ability to satisfy our short or long-term liquidity needs;

•	asset disposition efforts or the timing or outcome thereof;

•	ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof;

•	the amount, nature and timing of capital expenditures, including future development costs;

•	timing, cost and amount of future production of oil and natural gas;

•	availability of drilling and production equipment or availability of oil field labor;

•	availability, cost and terms of capital;

•	timing and successful drilling and completion of wells;

•	availability and cost for transportation and storage capacity of oil and natural gas;

•	costs of exploiting and developing our properties and conducting other operations;

•	competition in the oil and natural gas industry;

•

general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing Russia-Ukraine conflict);

•

the severity and duration of world health events, including health crises and pandemics, related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges including remote work arrangements and protecting the health and well-being of our employees;

•	opportunities to monetize assets;

•	our ability to execute on strategic initiatives;

•	effectiveness of our risk management activities including hedging strategy;

•	counterparty and credit market risk;

•	pending legal and environmental matters, including potential impacts on our business related to climate change and related regulations;

•	actions by third parties, including customers, service providers and shareholders;

•	current and future governmental regulation and taxation of the oil and natural gas industry;

•	developments in world oil and natural gas markets and in oil and natural gas-producing countries;

•	uncertainty regarding our future operating results; and

•

other risks and uncertainties described in “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC that are incorporated herein by reference.

Many of the foregoing risks and uncertainties, as well as risks and uncertainties that are currently unknown to us, are, and may be, exacerbated by the ongoing Russia-Ukraine conflict, increasing economic uncertainty, recessionary and inflationary pressures and any consequent worsening of the global business and economic environment. New factors emerge from time to time, and it is not possible for us to predict all such factors. Should one or more of the risks or uncertainties described in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2022, or other SEC filings occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this report are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under in the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

The Company

SilverBow is an independent oil and gas company headquartered in Houston, Texas. Our strategy is focused on acquiring and developing assets in the Eagle Ford and Austin Chalk located in South Texas where we have assembled approximately 180,000 net acres across five operating areas. Our acreage position in each of our operating areas is highly contiguous and designed for optimal and efficient horizontal well development. We have built a balanced portfolio of properties with a significant base of current production and reserves coupled with low-risk development drilling opportunities and meaningful upside from newer operating areas.

Being a committed and long-term operator in South Texas, we possess a significant understanding of the reservoir characteristics, geology, landowners and competitive landscape in the region. We leverage this in-depth knowledge to continue to assemble high quality drilling inventory while continuously enhancing our operations to maximize returns on capital invested.

Recent Developments

On August 11, 2023, SilverBow and its operating subsidiary, SilverBow Resources Operating, LLC (“SilverBow Operating”, and together with SilverBow, the “SilverBow Parties”), entered into a purchase and sale agreement (the “Purchase Agreement”) with the Chesapeake Sellers, pursuant to which SilverBow Operating will acquire Chesapeake Energy Corporation’s oil and gas assets in South Texas (the “Chesapeake South Texas Rich Properties”) for a purchase price of $700 million, comprised of a $650 million upfront cash payment due at closing and an additional $50 million deferred cash payment due on the first anniversary of the closing, subject to customary adjustments (the “Pending Acquisition”). The Chesapeake Sellers may also receive up to $50 million in additional contingent cash consideration based on future commodity prices.

The Purchase Agreement contains certain termination rights, including, but not limited to, each party’s right to terminate the Purchase Agreement in the event a material breach by the other party has occurred and is not waived on or before September 25, 2023, and in any event if the Pending Acquisition has not been consummated on or before November 24, 2023; provided that such date may be automatically extended for an additional 15 days in the event certain approvals and consents have not been obtained by such date.

The Pending Acquisition has an effective date of February 1, 2023, and is expected to close by year-end 2023, subject to satisfaction or waiver of certain customary closing conditions, including the accuracy of the representations and warranties of each party, compliance by each party in all material respects with its covenants and the satisfaction of certain consent requirements.

The Pending Acquisition is expected to be funded with cash on hand, borrowings under our amended senior secured revolving credit facility (the “Credit Facility”) and amended second lien notes (the “Second Lien Notes”). In conjunction with the Pending Acquisition, we have secured $425 million of incremental commitments under our Credit Facility from existing and new lenders, which, subject to the closing of the Pending Acquisition, will increase lender commitments under the Credit Facility to $1.2 billion, and our Second Lien Notes will be upsized by $350 million, which, subject to the closing of the Pending Acquisition, will increase lender commitments under the Second Lien Notes to $500 million and extend the maturity date for the Second Lien Notes to December 15, 2028.

The estimated impact of the Chesapeake South Texas Rich Properties to our operations is described below:

Key Metrics	Standalone SilverBow	Chesapeake South Texas Rich Properties	Pro Forma SilverBow	% Increase
2Q23A Net Production (MBoe/d)	55	29	84	~53%
% Oil/NGLs	~36%	~60%	~44%	~22%
PDP PV-10 ($BN)(1)(2)	$1.4	$0.9	$2.3	~65%
Net Acres as of June 30, 2023	180,000	42,000	222,000	~25%
Gross Drilling Inventory(3)	~650	~300	~950	~45%

(1)

SilverBow PV-10 as of 12/31/22 using strip pricing as of 8/4/23; Chesapeake South Texas acquisition PV-10 as of 2/1/23 using strip pricing as of 8/4/23. PV-10 is a non GAAP measure that represents the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. PV-10 is most comparable to the Standardized Measure, which represents the discounted future net cash flows of the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. The Company uses non GAAP PV-10 value as one measure of the value of its estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. Management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. The Company has provided a PV-10 estimate; however, SilverBow is unable to provide a quantitative reconciliation of this non GAAP measure to the most directly comparable GAAP measure because the items necessary to estimate such GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

(2)	Pro forma PDP PV-10 comprises 63% natural gas, 20% NGLs and 18% oil.
(3)	SilverBow management estimate of locations as of 6/30/23 across all reserve categories at $70/Bbl and $3.50/MMBtu.

There can be no assurance that we will acquire the Chesapeake South Texas Rich Properties on the terms described herein or at all. The closing of this offering is not conditioned on the consummation of the Pending Acquisition, and the consummation of the Pending Acquisition is not conditioned upon the successful completion of this offering. Please see “Risk Factors—Risks Related to the Pending Acquisition.”

Corporate Information

Our principal executive offices are located at 920 Memorial City Way, Suite 850, Houston, Texas 77024. The telephone number of our principal executive offices is (281) 874-2700. Our corporate website address is http://www.sbow.com. The information contained on our website does not constitute part of this prospectus supplement.

The Offering

Issuer	SilverBow Resources, Inc.

Shares of common stock offered by us	2,250,000 shares of common stock (2,475,000 shares of common stock if the underwriters exercise in full their 30-day option to purchase additional shares from us at the public offering price, less underwriting discounts).

Shares of common stock offered by the selling stockholder	750,000 shares of common stock (975,000 shares of common stock if the underwriters exercise in full their 30-day option to purchase additional shares from the selling stockholder at the public offering price, less underwriting discounts).

Public offering price per share	$ .

Shares of common stock outstanding prior to this offering	22,618,351 shares, as of September 8, 2023.

Shares of common stock outstanding immediately after this offering	24,868,351 shares of common stock (25,093,351 aggregate shares of common stock if the underwriters exercise in full their 30-day option to purchase additional shares from us and the selling stockholder at the public offering price, less underwriting discounts).

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay a portion of the amounts outstanding under our Credit Facility and for general corporate purposes. We will subsequently use borrowings under our amended Credit Facility and proceeds from our amended Second Lien Notes to fund the purchase price for the Pending Acquisition. In the event that the Pending Acquisition does not close, the amendments to our Credit Facility and Second Lien Notes will not be executed. The consummation of this offering is not conditioned upon the completion of the Pending Acquisition and the consummation of this offering is not a condition to the completion of the Pending Acquisition. See “Use of Proceeds.”

We will not receive any of the proceeds from the sale of common stock to be offered by the selling stockholder.

Conflicts of Interest

Certain underwriters are lenders under our Credit Facility. Because we will use the proceeds of this offering to repay borrowings under our Credit facility, certain underwriters will receive the net proceeds of this offering, and such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such underwriters receive at least 5% of the net proceeds of the offering. If the offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because a “bona fide public market” as defined in Rule 5121 exists for the shares.

Risk factors	Investing in our common stock involves a high degree of risk. Please see “Risk Factors” on page S-12 of this prospectus supplement, the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

NYSE symbol	Our common stock is listed on the NYSE under the symbol “SBOW.”

Transfer agent	Equiniti Trust Company is transfer agent and registrar for our common stock.

Except as otherwise noted, we have presented the information in this prospectus supplement assuming no exercise by the underwriters of their option to purchase additional shares of common stock and no vesting of restricted stock unit awards or performance-based stock unit awards and no exercise of outstanding stock options.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined financial information is presented to illustrate the effect of the Pending Acquisition on our historical financial position and results of operations. The summary unaudited pro forma condensed combined balance sheet as of June 30, 2023 is based on the historical consolidated balance sheet as of June 30, 2023 and was prepared as if the Pending Acquisition and the amendments to our Credit Facility and Second Lien Notes had occurred on June 30, 2023. The summary unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 are based on the historical consolidated statements of operations for such periods and were prepared as if the Pending Acquisition and the amendments to our Credit Facility and Second Lien Notes had occurred on January 1, 2022.

The summary unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included in this prospectus supplement, our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023, each of which is incorporated by reference into this prospectus supplement, and the audited Chesapeake South Texas Rich Properties Statements of Revenues and Direct Operating Expenses for the two years ended December 31, 2022 and 2021 and the unaudited Chesapeake South Texas Rich Properties Statements of Revenues and Direct Operating Expenses for the six months ended June 30, 2023 and 2022, each of which are incorporated by reference into this prospectus supplement.

Such adjustments are estimated and are subject to change. The summary pro forma condensed combined financial information is unaudited and presented for illustrative purposes only and does not purport to represent what the statements of operations would have been had the Pending Acquisition occurred on January 1, 2022, nor is it indicative of our future operating results. Pro forma adjustments included therein are based upon available information and assumptions that management believes are reasonable.

(in thousands, except per share amounts)	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Statement of Operations Data:
Revenues:
Oil and gas sales	$445,578	$1,339,085
Operating expenses:
Direct operating expenses	—	—
General and administrative, net	12,982	23,122
Depreciation, depletion, and amortization	134,169	225,890
Accretion of asset retirement obligations	464	671
Lease operating expenses	56,513	98,887
Workovers	2,356	5,721
Transportation and gas processing	74,256	173,610
Severance and other taxes	30,071	75,698
Other expense, net	—	208

Total operating expenses	310,811	603,807

(in thousands, except per share amounts)	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Operating income (loss)	134,767	735,278
Non-operating income (expense)
Gain (loss) on commodity derivatives, net	112,243	(103,703)
Interest expense, net	(68,926)	(114,939)
Other income (expense), net	4	95

Income (loss) before income taxes	178,088	516,731
Provision (benefit) for income taxes	39,613	46,689
Net income (loss)	$138,475	$470,042

Per share amounts:
Basic: Loss per share	$6.15	$23.80
Diluted: Loss per share	$6.11	$23.39
Weighted-average shares outstanding – basic	22,527	19,748
Weighted-average shares outstanding – diluted	22,654	20,097

(in thousands)	As of June 30, 2023
Balance Sheet Data:
Total property and equipment, net	$2,331,777
Total assets	$2,513,688
Total long-term debt, net	$1,322,709
Total stockholders’ equity	$910,645

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our common stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.

Risks Related to the Pending Acquisition

We may not consummate the Pending Acquisition, and the closing of this offering is not conditioned on its consummation.

We intend to use the net proceeds from this offering to repay a portion of the amounts outstanding under our Credit Facility and for general corporate purposes. We will subsequently use borrowings under our amended Credit Facility and proceeds from our amended Second Lien Notes to fund the purchase price for the Pending Acquisition described above under “Summary—Recent Developments.” In the event that the Pending Acquisition does not close, the amendments to our Credit Facility and Second Lien Notes will not be executed. However, the closing of this offering is not conditioned on the consummation of the Pending Acquisition. There can be no assurances that the Pending Acquisition will be consummated on the terms described herein or at all, or that the consummation of the Pending Acquisition will not be delayed beyond the expected closing date. If we do not complete the Pending Acquisition, we will not have the opportunity to attempt to realize the benefits we believe the acquisition will afford us.

The completion of the Pending Acquisition is subject to a number of closing conditions, some of which are out of our control, including the material performance by the other party of all of the obligations, agreements and covenants of the transaction agreement to be performed at or prior to the closing of the Pending Acquisition, including the receipt of any necessary consents or approvals, and the accuracy of representations and warranties made by the other party in the transaction agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties). Additionally, although we have committed financing through our Credit Facility and Second Lien Notes for the purchase price, the completion of the Pending Acquisition is subject to our ability to secure this financing.

We also cannot be certain when it and the Chesapeake Sellers will be able to satisfy the other closing conditions or whether those closing conditions will be satisfied. If any of these conditions are not satisfied, including the failure to obtain certain consents, or waived prior to September 25, 2023, and in any event if the Pending Acquisition has not been consummated on or before November 24, 2023; provided that such date may be automatically extended for an additional 15 days in the event certain approvals and consents have not been obtained by such date, it is possible that the Purchase Agreement may be terminated. Although the parties have agreed in the Purchase Agreement to use commercially reasonable efforts, subject to certain limitations, to complete the Pending Acquisition, these and other conditions to the completion of the Pending Acquisition may fail to be satisfied.

Because the closing of this offering is not conditioned on the consummation the Pending Acquisition, if you decide to purchase shares in this offering, you should be willing to do so whether or not we complete the Pending

Acquisition. Our management will have broad discretion in the application of the net proceeds of this offering and could apply the proceeds in ways that you or other shareholders may not approve, which could also adversely affect the market price of our common stock. In addition, such application may not be as beneficial to us as the Pending Acquisition may have been. If the Pending Acquisition is delayed, not consummated or consummated on terms different from those described herein, the market price of our common stock may decline. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners. Failure to complete the Pending Acquisition could cause us to be in breach of the Purchase Agreement, could result in litigation and other losses to us and a decline in the market price of our common stock.

We may not be able to achieve the expected benefits of the Pending Acquisition and may have difficulty integrating with the Pending Acquisition.

Even if we consummate the Pending Acquisition, we may not be able to achieve the expected benefits of the Pending Acquisition. There can be no assurance that the Pending Acquisition will be beneficial to us. We may not be able to integrate and develop the Chesapeake South Texas Rich Properties without increases in costs, losses in revenues or other difficulties. Any unexpected costs or delays, including inability to reconcile post-acquisition adjustments, incurred in connection with the integration and development of the Chesapeake South Texas Rich Properties could have an adverse effect on our business, results of operations, financial condition and prospects, as well as the market price of our common stock.

Our assessment of the Chesapeake South Texas Rich Properties to date has been limited; and, even by the time of closing, it will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies. In the course of our assessment, we will not receive an independent reserve engineer report related to the Chesapeake South Texas Rich Properties. We may incur costs or experience problems related to the Chesapeake South Texas Rich Properties in the Pending Acquisition, and we may not have adequate recourse against the Chesapeake Sellers. Although we will inspect the properties being sold to us, inspections may not reveal all title, structural or environmental problems. We may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with our expectations. Our ability to make specified claims against the Chesapeake Sellers in the Pending Acquisition generally expires over time and we may be left with no recourse for liabilities and other problems associated with the Pending Acquisition that we do not discover prior to the expiration date related to such matters under the Purchase Agreement.

The market price of our common stock may decline as a result of the Pending Acquisition if, among other things, the integration and development of the Chesapeake South Texas Rich Properties is unsuccessful or if the liabilities, expenses, title, environmental and other defects, or transaction costs related to the Pending Acquisition are greater than expected or the Chesapeake South Texas Rich Properties do not yield the anticipated returns. The market price of our common stock may decline if we do not achieve the perceived benefits of the Pending Acquisition as rapidly or to the extent anticipated by us or by securities market participants or if the effect of the Pending Acquisition, including the obligations incurred to finance the Pending Acquisition, on our business results of operations or financial condition or prospects is not consistent with our expectations or those of securities market participants.

Upon consummation of the Pending Acquisition, our overall level of debt obligations will increase, which could adversely affect us.

Upon consummation of the Pending Acquisition, our overall long-term debt, net of debt discount and issuance costs, will increase from approximately $722.9 million at June 30, 2023 on an actual basis to approximately $1,322.7 million at June 30, 2023 on an as further adjusted basis after giving effect to such Pending Acquisition and the amendments to our Credit Facility and Second Lien Notes. After the completion of the Pending Acquisition, our level of debt obligations could have significant adverse consequences on our business and future prospects, including the following:

•	we may not be able to obtain financing in the future on acceptable terms or at all for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	less-levered competitors could have a competitive advantage because they have lower debt service requirements;

•	credit rating agencies could downgrade our credit ratings following the Pending Acquisition below currently expected levels; and

•	we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors.

Our actual results of operations may differ materially from the unaudited pro forma condensed combined financial information included in this prospectus supplement.

The unaudited pro forma condensed combined financial information included and incorporated by reference in this prospectus supplement are not necessarily indicative of what our actual results of operations would have been for the year ended December 31, 2022 and for the six months ended June 30, 2023 had the Pending Acquisition been completed on the dates indicated, nor are they necessarily indicative of future results of operations for any future period. The unaudited pro forma financial information has been derived from our audited financial statements and the audited financial statements of the Chesapeake South Texas Rich Properties and related accounting records, and reflect assumptions and adjustments that are based upon estimates that are subject to change. The purchase price allocation for the Pending Acquisition is preliminary and may change due to several factors, including changes in the estimated fair value of the Chesapeake South Texas Rich Properties acquired and liabilities assumed as of the date of the closing of the Pending Acquisition, resulting from the finalization of the Company’s detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in the information included and incorporated by reference into this prospectus supplement, and other factors not presented in such unaudited pro forma financial data may adversely affect our financial condition or results of operations.

Risks Related to the Common Stock

The market price of our common stock may be volatile, and your investment in our stock could suffer a decline in value.

Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future. Prices for oil and natural gas fluctuate widely in response to relatively minor changes in the supply and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control, such as:

•	the domestic and foreign supply of oil and natural gas;

•	the price and quantity of foreign imports of oil and natural gas;

•	actions by OPEC+ with respect to oil production levels and announcements of potential changes in such levels;

•	the level of consumer product demand, including as a result of competition from alternative energy sources;

•	the level of global oil and natural gas exploration and production activity;

•	domestic and foreign governmental regulations, including regulations in connection with a response to climate change;

•

stockholder activism or activities by non-governmental organizations to limit certain sources of funding for the energy sector or restrict the exploration, development and production of oil and natural gas;

•	political conditions in or affecting other oil-producing and natural gas-producing countries, including in the Middle East, South America, Africa and Russia;

•	weather conditions, natural disasters and global health events, including the continuing economic and financial impacts of world health events;

•	technological advances affecting oil and natural gas production and consumption;

•

overall U.S. and global economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, political tensions and war (including future developments in the ongoing Russia-Ukraine conflict);

•	the price and availability of alternative fuels; and

•	trade relations and policies, including the imposition of tariffs by the United States or others.

In addition to these commodity prices, the market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:

•	our quarterly or annual earnings, or those of other companies in our industry;

•	actual or anticipated fluctuations in our operating results;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	announcements by us or our competitors of significant acquisitions, dispositions, innovations, or new programs and services;

•	changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the failure of securities analysts to publish research about us after this offering or to make changes in their financial estimates;

•	the operating and stock price performance of other comparable companies;

•	general economic conditions and overall market fluctuations;

•	the trading volume of our common stock;

•	changes in business, legal or regulatory conditions, or other developments affecting participants in, and publicity regarding our business or any of our significant customers or competitors;

•	results of operations that vary from the expectations of securities analysts and investors or those of our competitors;

•	future sales of our common stock by us, directors, executives and significant stockholders, including sales in this offering; and

•	changes in economic and political conditions in our markets.

In particular, the realization of any of the risks described in these “Risk Factors” and the documents incorporated by reference herein could have a material and adverse impact on the market price of our common stock in the future and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility in recent years that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of senior management and, if adversely determined, have a material adverse effect on our business, results of operations and financial condition.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our company or our industry. Furthermore, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.

This offering will be dilutive, and there may be future dilution of our common stock, which may adversely affect the market price of our common stock.

We cannot predict whether this offering or any future issuance or sale of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The market price of our common stock could decline as a result of any dilutive effect that such sales, including this offering, may have on our earnings per share. Such a decline may also occur as a result of (i) additional sales, or the perception that such additional sales could occur, particularly by our directors, executive officers and significant stockholders, (ii) issuances of restricted stock unit awards, performance-based stock unit awards and stock option awards granted to certain directors, executive officers or employees under our equity incentive plans, or (iii) issuances in connection with future property or business acquisitions.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $                , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay a portion of the amounts outstanding under our Credit Facility and for general corporate purposes. We will subsequently use borrowings under our amended Credit Facility and proceeds from our amended Second Lien Notes to fund the purchase price for the Pending Acquisition. In the event that the Pending Acquisition does not close, the amendments to our Credit Facility and Second Lien Notes will not be executed. The consummation of this offering is not conditioned upon the completion of the Pending Acquisition and the consummation of this offering is not a condition to the completion of the Pending Acquisition. Please see “Summary—Recent Developments” and “Risk Factors—Risks Related to the Pending Acquisition.”

As of June 30, 2023, we had $576.0 million of outstanding borrowings under our Credit Facility. Our Credit Facility matures on October 19, 2026 and, as of June 30, 2023, had a weighted average interest rate of 8.48%. The borrowings under our Credit Facility to be repaid were incurred primarily to fund capital expenditures and for general corporate purposes.

Certain of the underwriters and/or their affiliates are agents or lenders under our Credit Facility, the borrowings under which will be repaid with the net proceeds of this offering, and therefore will receive such proceeds upon such repayment. See “Underwriting (Conflicts of Interest).”

We will not receive any of the proceeds from the sale of common stock to be offered by the selling stockholder. We will, however, bear the costs, other than the underwriting discount and commissions and the selling stockholder’s legal fees, associated with the sale of common stock by the selling stockholder.

CAPITALIZATION

The following table sets forth our unaudited cash and capitalization as of June 30, 2023:

•	on an actual basis;

•

on an as-adjusted basis to reflect the consummation of this offering and the net proceeds therefrom being used to repay a portion of the amounts outstanding under our Credit Facility, after deducting the underwriting discounts and commissions and estimated offering expenses; and

•

on an as-further-adjusted basis to reflect (i) the amendments to our Credit Facility and Second Lien Notes and (ii) consummation of the Pending Acquisition, assuming the purchase price is financed with borrowings under our amended Credit Facility and our amended Second Lien Notes.

You should read this table in conjunction with our consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the three months ended June 30, 2023, each of which is incorporated by reference in this prospectus supplement, as well as the sections of this prospectus supplement entitled “Summary—Recent Developments” and “Unaudited Pro Forma Condensed Combined Financial Information.”

	As of June 30, 2023
(Dollars in thousands)	Actual	As Adjusted(3)		As Further Adjusted(4)
Cash and cash equivalents	$1,102		$1,102

Long-term debt:
Revolving Credit Facility due 2026 (1)	$576,000	$
Second Lien Notes due 2026 (2)	146,904		146,904

Total long-term debt	$722,904	$

Stockholders’ equity:
Preferred stock, $0.01 par value (10,000,000 shares authorized, none issued)	—		—	—
Common stock, $0.01 par value (40,000,000 shares authorized, 23,102,787 issued and outstanding (historical), 25,352,787 issued and outstanding (as adjusted and as-further adjusted))	231
Additional paid-in capital	578,817
Treasury stock, held at cost	(10,600)		(10,600)	(10,600)
Retained earnings	342,197

Total stockholders’ equity	910,645

Total capitalization	$1,633,549	$

(1)

As of September 8, 2023, we had outstanding borrowings of approximately $622.0 million and availability of approximately $153.0 million under our Credit Facility. As of June 30, 2023, on an as further adjusted basis to reflect the amendment to our Credit Facility and borrowings under our amended Credit Facility being used to fund a portion of the purchase price for the Pending Acquisition, we had approximately $                of available borrowing capacity.

(2)	Net of unamortized discount and debt issuance cost.
(3)

As adjusted amounts reflects our unaudited cash and capitalization as of June 30, 2023 in the event the Pending Acquisition does not close. The closing of this offering is not conditioned on the consummation the Pending Acquisition.

(4)

The Pending Acquisition is expected to close by year-end 2023, subject to satisfaction or waiver of certain customary closing conditions, including the accuracy of the representations and warranties of each party, compliance by each party in all material respects with its covenants and the satisfaction of certain consent requirements. The amendments to our Credit Facility and Second Lien Notes will be executed concurrently with the consummation of the Pending Acquisition. In the event that the Pending Acquisition does not close, the amendments to our Credit Facility and Second Lien Notes will not be executed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 11, 2023, SilverBow and SilverBow Operating, entered into the Purchase Agreement with the Chesapeake Sellers to buy the Chesapeake South Texas Rich Properties (as referred to in this section, the “Chesapeake Transaction”). Under the terms and conditions of the Purchase Agreement, which has an economic effective date of February 1, 2023, the aggregate consideration to be paid to Chesapeake in the Chesapeake Transaction will consist of $700,000,000, comprised of cash in the amount of $650,000,000, due at the closing of the Chesapeake Transaction, subject to certain purchase price adjustments and cash in the amount of $50,000,000 due on the first anniversary of the closing of the Chesapeake Transaction. The Chesapeake Transaction also includes an earn-out payment contingent upon the average monthly settlement price of NYMEX West Texas Intermediate (“WTI”) crude oil for the 12 month period beginning on the first trading day of the next full calendar month following the closing date of the Chesapeake Transaction. If the average monthly settlement price of WTI during the 12 month period exceeds $80 per barrel, SilverBow shall pay Chesapeake an amount equal to $50 million or (b) is between $75 per barrel and $80 per barrel, SilverBow shall pay Chesapeake an amount equal to $25 million. If the average monthly settlement price of WTI during the 12 month period is below $75 per barrel, SilverBow shall not owe Chesapeake an earn-out payment.

The Chesapeake Transaction is expected to be funded with borrowings under the Company’s existing Credit Facility, proceeds from its Second Lien Notes and cash on hand. In conjunction with the Chesapeake Transaction, the Company has secured $425 million of incremental commitments under its Credit Facility from existing and new lenders, which, subject to the closing of the Chesapeake Transaction, will increase lender commitments under the Credit Facility to $1.2 billion, and the Second Lien Notes will be upsized by $350 million, which, subject to the closing of the Chesapeake Transaction, will increase lender commitments under the Second Lien Notes to $500 million and extend the maturity date for the Second Lien Notes to December 15, 2028 (together, the “related financing”).

Acquisition of Sundance Assets

On June 30, 2022, SilverBow and its operating subsidiary, SilverBow Operating, closed the previously announced purchase and sale agreement dated April 13, 2022 with Sundance Energy, Inc. and certain affiliated entities (collectively, “Sundance”), thereby acquiring oil and gas assets in the Eagle Ford (the “Sundance Transaction” and together with the Chesapeake Transaction, the “Transactions”). After consideration of closing adjustments, total aggregate consideration was approximately $344.9 million, consisting primarily of $220.9 million in cash, 4,148,472 shares of our common stock valued at approximately $117.7 million based on the Company’s share price on the closing date and contingent consideration with an estimated fair value of $7.4 million. The contingent consideration consists of up to two earn-out payments of $7.5 million each, contingent upon the average monthly settlement price of NYMEX West Texas Intermediate crude oil exceeding $95 per barrel for the period from April 13, 2022 through December 31, 2022 which would trigger a payment of $7.5 million in 2023 and $85 per barrel for 2023 which would trigger a payment of $7.5 million in 2024 (the “2022 WTI Contingency Payout”). The contingent payout for the period of April 13, 2022 through December 31, 2022 did not materialize. As part of our post-close settlement, we settled the 2022 WTI Contingency during the second quarter of 2023. As such, we are no longer required to make a contingency payment related to the 2022 WTI Contingency Payout. We incurred approximately $6.8 million in transaction costs during the year ended December 31, 2022 related to the Sundance Transaction.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of SilverBow, historical Chesapeake South Texas Rich Properties Statements of Revenues and Direct Operating Expenses related to the Chesapeake Transaction and from the historical financial activity of Sundance through June 30, 2022, the closing date of the Sundance Transaction.

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Chesapeake Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group.

Certain historical amounts of Sundance and Chesapeake have been reclassified to conform to SilverBow’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 presented below was prepared as if the Chesapeake Transaction and related financing had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six-month period ended June 30, 2023 and the year ended December 31, 2022 presented below was prepared as if the Transactions and related financing of each transaction had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements reflect the following Transaction-related pro forma adjustments, based on available information and certain assumptions that SilverBow believes are reasonable:

•	the Transactions, accounted for as asset acquisitions and the related financing of each Transaction;

•	SilverBow’s related borrowing on its Credit Facility and Second Lien Notes, as applicable, to fund the cash portion of the Transactions;

•	adjustments to conform the classification of expenses in Chesapeake’s historical statements of Revenues and Direct Operating Expenses to SilverBow’s classification for similar expenses;

•	adjustments to conform the classification of revenues and expenses in Sundance’s historical statements of operations to SilverBow’s classification for similar revenues and expenses; and

•	the recognition of estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the Transactions and the related financing.

The acquisition method of accounting as it relates to the Chesapeake Transaction is dependent upon certain valuations and other studies that, as of the date hereof, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. SilverBow has performed a preliminary valuation analysis of the relative fair value of Chesapeake’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of Chesapeake to reflect preliminary estimates of the relative fair value necessary to prepare the unaudited pro forma condensed combined financial statements. A final determination of the relative fair value of Chesapeake’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Chesapeake that exist as of the closing date of the Chesapeake Transaction and, therefore, cannot be made prior to the completion of the Chesapeake Transaction. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. SilverBow estimated the fair value of Chesapeake’s assets and liabilities based on discussions with Chesapeake’s management, preliminary valuation studies, due diligence, and information presented in Chesapeake’s historical financial statements. Any increases or decreases in the relative fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statement of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma condensed combined financial information is not intended to represent what SilverBow’s financial position or results of operations would have been had the Transactions actually been consummated on the assumed dates nor does it purport to project the future operating results or financial position of the combined company following the Chesapeake Transaction. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Chesapeake Transaction, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the Transactions and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statement of operations also exclude the effects of costs of integration activities and asset dispositions that may result from the Transactions.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in SilverBow’s Annual Report on Form 10-K for the year ended December 31, 2022, the historical consolidated financial statements and accompanying notes thereto of Sundance filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on June 6, 2022, and Quarterly Report on Form 10-Q for the six months ended June 30, 2023 and historical Chesapeake South Texas Rich Properties Statements of Revenues and Direct Operating Expenses and accompanying notes thereto filed as Exhibit 99.1 and Exhibit 99.2 to SilverBow’s Current Report on Form 8-K filed on September 12, 2023.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023 (Unaudited)

(in thousands, except per share amounts)	SilverBow Historical	Chesapeake Transaction Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,102	$—		$1,102
Accounts receivable, net	64,587	—		64,587
Fair value of commodity derivatives	72,590	—		72,590
Other current assets	3,935	—		3,935

Total Current Assets	142,214	—		142,214

Property and Equipment:
Property and equipment, full cost method, including $26,344 of unproved property costs not being amortized at the end of the period	2,756,694	673,018	(a)	3,429,712
Less – Accumulated depreciation, depletion, amortization & impairment	(1,097,935)	—		(1,097,935)

Property and Equipment, Net	1,658,759	673,018		2,331,777
Right of Use Assets	9,435	200	(a)	9,635
Fair Value of Long-Term Commodity Derivatives	21,903	—		21,903
Other Long-Term Assets	8,159	—		8,159

Total Assets	$1,840,470	$673,218		$2,513,688

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$60,143	$—		$60,143
Fair value of commodity derivatives	9,711	—		9,711
Accrued capital costs	44,047	—		44,047
Accrued interest	2,755	—		2,755
Current lease liability	5,966	59	(a)	6,025
Undistributed oil and gas revenues	18,463	—		18,463
Deferred acquisition payment	—	50,000	(a)	50,000

Total Current Liabilities	141,085	50,059		191,144
Long-Term Debt, Net	722,904	599,805	(a)	1,322,709
Non-Current Lease Liability	3,571	141	(a)	3,712
Deferred Tax Liabilities	50,073	—		50,073
Asset Retirement Obligations	9,619	634	(a)	10,253
Fair Value of Long-Term Commodity Derivatives	2,032	22,579	(a)	24,611
Other Long-Term Liabilities	541	—		541
Stockholders’ Equity:
Preferred stock	—	—		—
Common stock	231	—		231
Additional paid-in capital	578,817	—		578,817
Treasury stock, held at cost	(10,600)	—		(10,600)
Retained earnings	342,197	—		342,197

Total Stockholders’ Equity	910,645	—		910,645

Total Liabilities and Stockholders’ Equity	$1,840,470	$673,218		$2,513,688

See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations

For Six Months Ended June 30, 2023 (Unaudited)

(in thousands, except per share amounts)	SilverBow Historical	Chesapeake Historical	Chesapeake Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues:
Oil and gas sales	$266,354	$179,224	$—		$—		$445,578
Operating Expenses:
Direct Operating Expenses	—	80,418	(80,418	)(b)	—		—
General and administrative, net	12,982	—	—		—		12,982
Depreciation, depletion, and amortization	93,850	—	—		40,319	(d)	134,169
Accretion of asset retirement obligations	464	—	—		—		464
Lease operating expenses	39,740	—	16,773	(b)	—		56,513
Workovers	1,590	—	766	(b)	—		2,356
Transportation and gas processing	23,292	—	50,964	(b)	—		74,256
Severance and other taxes	18,156	—	11,915	(b)	—		30,071

Total Operating Expenses	190,074	80,418	—		40,319		310,811
Operating Income (Loss)	76,280	98,806	—		(40,319)		134,767
Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	112,243	—	—		—		112,243
Interest expense, net	(34,935)	—	—		(33,991	)(e)	(68,926)
Other income (expense), net	4	—	—		—		4

Income (Loss) Before Income Taxes	153,592	98,806	—		(74,310)		178,088
Provision (Benefit) for Income Taxes	34,163	—	—		5,450	(f)	39,613

Net Income (Loss)	$119,429	$98,806	$—		$(79,760)		$138,475

Per Share Amounts:
Basic: Loss Per Share	$5.30	$—	$—		$—		$6.15
Diluted: Loss Per Share	$5.27	$—	$—		$—		$6.11
Weighted-Average Shares Outstanding - Basic	22,527	—	—		—		22,527
Weighted-Average Shares Outstanding - Diluted	22,654	—	—		—		22,654

See accompanying notes to unaudited pro forma condensed combined financial information.

SilverBow Resources, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022 (Unaudited)

(in thousands, except per share amounts)	SilverBow Historical	Sundance Historical January 1, 2022 Through March 31, 2022	Sundance Historical April 1, 2022 through June 30, 2022	Chesapeake Historical	Sundance Reclassification Adjustments (Note 2)		Chesapeake Reclassification Adjustments (Note 2)		Sundance Transaction Adjustments (Note 2)		Chesapeake Transaction Adjustments (Note 2)		Pro Forma Combined
Revenues:
Oil and gas sales	$753,420	$—	$—	$483,383	$102,282	(c)	$—		$—		$—		$1,339,085
Oil sales		45,023	38,499	—	(83,522	)(c)	—		—		—		—
Natural gas sales		3,298	4,249	—	(7,547	)(c)	—		—		—		—
Natural gas liquid sales		6,384	4,829	—	(11,213	)(c)	—		—		—		—
Operating Expenses:
Direct Operating Expenses	—	—	—	189,018	—		(189,018	)(b)	—		—		—
General and administrative, net	21,395	1,727	—	—	—		—		—		—		23,122
Depreciation, depletion, and amortization	133,982	273	—	—	(137	)(c)	—		26,016	(d)	65,756	(d)	225,890
Accretion of asset retirement obligations	534	—	—	—	137	(c)	—		—		—		671
Lease operating expense	55,329	9,510	8,746		(2,016	)(c)	27,318	(b)	—		—		98,887
Workovers	1,655	—	—		2,016	(c)	2,050	(b)	—		—		5,721
Transportation and gas processing	32,989	3,624	3,621		—		133,376	(b)	—		—		173,610
Severance and other taxes	41,761	3,807	3,856		—		26,274	(b)	—		—		75,698
Exploration expense	—	—	—	—	—		—		—		—		—
Other expense, net	—	208	—	—	—		—		—		—		208

Total Operating Expenses	287,645	48,967	16,223	189,018	(29,818)		—		26,016		65,756		603,807
Operating Income (Loss)	465,775	5,738	31,354	294,365	29,818		—		(26,016)		(65,756)		735,278
Non-Operating Income (Expense)
Net gain (loss) on commodity derivatives	(73,885)	—	—	—	(29,818	)(c)	—		—		—		(103,703)
Interest expense, net	(41,948)	(2,289)	—	—	—		—		(2,720	)(e)	(67,982	)(e)	(114,939)
Other income (expense), net	95	—	—	—	—		—		—		—		95

Income (Loss) Before Income Taxes	350,037	3,449	31,354	294,365	—		—		(28,736)		(133,738)		516,731
Provision (Benefit) for Income Taxes	9,600	—	—	—	—		—		1,350	(f)	35,739	(f)	46,689

Net Income (Loss)	$340,437	$3,449	$31,354	$294,365	$—		$—		$(30,086)		$(169,477)		$470,042

(in thousands, except per share amounts)	SilverBow Historical	Sundance Historical January 1, 2022 Through March 31, 2022	Sundance Historical April 1, 2022 through June 30, 2022	Chesapeake Historical	Sundance Reclassification Adjustments (Note 2)	Chesapeake Reclassification Adjustments (Note 2)	Sundance Transaction Adjustments (Note 2)	Chesapeake Transaction Adjustments (Note 2)	Pro Forma Combined
Per Share Amounts:
Basic: Net Loss	$17.24	$—		$—	$—	$—	$—	$—	$23.80
Diluted: Net Income Loss	$16.94	$—		$—	$—	$—	$—	$—	$23.39
Weighted Average Shares Outstanding - Basic	19,748	—		—	—	—	—	—	19,748
Weighted Average Shares Outstanding - Diluted	20,097	—		—	—	—	—	—	20,097

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared based on the historical consolidated financial statements of the Company, the historical Chesapeake South Texas Rich Properties Statements of Revenues and Direct Operating Expenses related to the Chesapeake Transaction, and from the historical financial activity of Sundance through June 30, 2022, the closing date of the Sundance Transaction. Certain of Sundance’s historical amounts have been reclassified to conform to SilverBow’s financial statement presentation. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2023 and the year ended December 31, 2022 were prepared assuming the Transactions and related financing transactions occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2023 was prepared as if the Chesapeake Transaction and related financing had occurred on June 30, 2023.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that SilverBow believes are reasonable, however, actual results may differ from those reflected in these statements. In SilverBow’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statements do not purport to represent what SilverBow’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of SilverBow’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of SilverBow, Sundance, Chesapeake, as applicable, for the period presented.

(2) Pro Forma Adjustments

The Company expects to account for the Chesapeake Transaction as an asset acquisition under accounting principles generally accepted in the United States of America, as the assets and operations acquired in the Chesapeake Transaction do not meet the definition of a business under the Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”), since substantially all of the fair value of the assets acquired are concentrated in a single asset group. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the relative fair value of assets to be acquired and liabilities to be assumed as of June 30, 2023 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. SilverBow expects to finalize its allocation of the purchase consideration as soon as practicable after completion of the proposed transaction.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:

•

changes in the estimated fair value of Chesapeake’s assets acquired and liabilities assumed as of the date of the closing of the Chesapeake Transaction, resulting from the finalization of SilverBow’s detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors;

•

valuation of ASC 842 Leases as it relates to Chesapeake’s lease obligations and right of use assets expected to be recorded as part of purchase accounting upon the closing of the Chesapeake Transaction; and

•	changes in the estimated fair value of the Contingent Consideration as of the date of the closing of the Chesapeake Transaction.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements:

(a) Consideration for the Chesapeake Transaction was approximately $700.0 million, (i) cash in the amount of $650.0 million due at the closing of the transaction, subject to certain purchase price adjustments (estimated $58.0 million reduction in cash consideration below) and (ii) cash in the amount of $50.0 million due on the first anniversary of the closing of the transaction. The table below represents the allocation of the total cost of the Chesapeake Transaction to the assets acquired and liabilities assumed, as follows:

(in thousands)
Total Cost
Cash consideration	$592,000
Deferred acquisition payment	50,000
Fair value of contingent consideration	22,579

Total Consideration	$664,579

Transaction costs	7,805

Total Cost of Transaction	$672,384

Allocation of Total Cost of Transaction
Assets
Oil and gas properties	$673,018
Right of use asset	200

Total Assets	673,218
Liabilities
Asset retirement obligations	634
Current lease liability	59
Non-current lease liability	141

Total liabilities assumed	$834
Net Assets Acquired and Liabilities Assumed	$672,384

(b) Chesapeake Reclassification and Conforming Adjustments:

•

Reflects reclassification of approximately $80.4 million from Direct Operating Expenses to the respective operating expenses by category ($16.8 million to Lease operating expenses, $0.8 million to Workovers, $51.0 million to Transportation and gas processing and $11.9 million to Severance and other taxes) on the Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023.

•

Reflects reclassification of approximately $189.0 million from Direct Operating Expenses to the respective operating expenses by category ($27.3 million to Lease operating expenses, $2.1 million to Workover, $133.4 million to Transportation and gas processing and $26.3 million to Severance and other taxes) on the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022.

(c) Sundance Reclassification and Conforming Adjustments:

•

Reflects reclassification of approximately $102.3 million to oil and gas sales from the respective sales revenues by product ($83.6 million for oil sales, $7.5 million for gas sales and $11.2 million for NGL sales);

•	Reflects reclassification of approximately $0.1 million from depreciation, depletion and amortization to accretion of asset retirement obligation;

•	Reflects reclassification of approximately $2.0 million from lease operating expenses to workovers; and

•	Reflects the reclassification of approximately $29.8 million of loss on commodity derivatives financial instruments from Operating Expenses to Non-Operating Income (Expense)

(d) Depreciation, depletion and amortization (“DD&A”) relate to the Chesapeake Transaction for the six months ended June 30, 2023 and Sundance Transaction for the year ended December 31, 2022 was calculated using the unit-of-production method under the full cost method of accounting, and adjusts DD&A for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable to the Transactions and (2) the revision to the Company’s DD&A rate reflecting the reserve volumes acquired in the Transactions.

(e) Interest expense associated with borrowings under the Company’s Second Lien Notes and Credit Facility utilizing current interest rates, as applicable, for each Transaction.

(f) Adjustments to Income tax provision reflects the historical and adjusted Income (Loss) Before Income Taxes for each Transaction, as applicable, multiplied by 22.25% effective tax rate for the periods presented.

SELLING STOCKHOLDER

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholder as of September 8, 2023, as adjusted to reflect the sale of common stock by us and the selling stockholder in this offering, assuming no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

The following table sets forth information as of September 8, 2023, by the selling stockholder regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock the selling stockholder has offered to sell in this offering. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares beneficially owned by each selling stockholder and the percentage ownership of the selling stockholder, the number of common shares subject to options or warrants held by the selling stockholder that are currently exercisable or that will become exercisable within 60 days of September 8, 2023 are deemed outstanding.

The percentages reflect beneficial ownership (1) immediately prior to completion of the offering, based on 22,618,351 shares of our common stock outstanding as of September 8, 2023, which includes 750,000 shares of common stock to be sold by the selling stockholder, and (2) immediately after completion of the offering, based on 24,868,351 shares of our common stock outstanding (25,093,351 shares assuming full exercise of the underwriters’ option) after giving effect to this offering.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Offered Hereby	Number of Shares Offered Hereby (assuming full exercise of the underwriters’ option)	Shares Beneficially Owned After this Offering		Shares Beneficially Owned After this Offering (assuming full exercise of the underwriters’ option)
	Number	%			Number	%	Number	%
Selling Stockholder:
SVMF 71, LLC (2)	4,112,540	18.18%	750,000	975,000	3,362,540	13.5%	3,137,540	12.5%

(1)	Assumes the selling stockholder does not acquire beneficial ownership of any additional shares of our common stock.
(2)

Mr. Victor Khosla is the managing member of Milestone Holding Company, LLC, which is in turn the sole managing member of Midwood Holdings, LLC. Midwood Holdings, LLC. Midwood Holdings, LLC is the managing member of Strategic Value Partners, LLC (“SVP”). Mr. Khosla is also the indirect majority owner and control person of SVP, SVP Special Situations III LLC and SVP Special Situations III-A LLC. SVP is (i) the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC. David Geenberg, an employee of SVP, and Christoph Majeske, an advisor to SVP, are members of the Board of SilverBow. Pursuant to the Director Nomination Agreement, dated as of April 22, 2016, by and among SilverBow and the Consenting Noteholders named therein, SVP currently has the right to designate two director nominees for election to the Board of SilverBow. Please read “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws” in the accompanying base prospectus for more information.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	real estate investment trusts or regulated investment companies;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;

•	persons that own, or are deemed to own, more than five percent (5%) of our common stock (except to the extent specifically set forth below);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR

PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of our common stock by such partnership.

Distributions

We do not expect to pay any distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our common stock (other than certain stock distributions), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividends made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of thirty percent (30%) of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification generally must be provided before the payment of dividends and generally must be updated periodically.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

If the amount of a distribution on our common stock exceeds our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” A non-U.S. holder’s adjusted tax basis in a share of our common stock is generally the purchase price of such share, reduced by the amounts of any such tax-free returns of capital.

Gain on Disposition of Common Stock

Subject to the discussions below under “— Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds fifty percent (50%) of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market,” only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than five percent (5%) of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15 percent (15%) withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a thirty percent (30%) withholding tax on any dividends paid on our common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc. and Mizuho Securities USA LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from us and the selling stockholder, and we and the selling stockholder have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
Johnson Rice & Company L.L.C.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $                per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we and the selling stockholder have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 450,000 shares at the public offering price less the underwriting discount. If the underwriters do not exercise their option in full, any shares sold pursuant to the underwriters’ option will be allocated 50% to us and 50% to the selling stockholder. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We, the selling stockholder and our directors and certain of our officers have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, subject to certain exceptions (including with respect to the sale of shares in this offering by the selling stockholder), without the prior written consent of the representatives:

•

offer, sell, contract to sell, pledge, hedge, grant any option to purchase or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for, or any rights to purchase or otherwise acquire our common stock either owned as of the date of the underwriting agreement or thereafter acquired;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock;

•

file or cause to be filed a registration statement, including any amendments, with respect to the registration under the Securities Act for the offer and sale by us of any shares of our common stock or securities convertible, exercisable or exchangeable into our common stock or any other of our securities; or

•	publicly disclose the intention to do any of the foregoing.

Citigroup Global Markets Inc. and Mizuho Securities USA LLC may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The shares are listed on the NYSE under the symbol “SBOW.”

The following table shows the underwriting discounts and commissions that we and the selling stockholder are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Paid by the Company		Paid by the Selling Stockholder
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per share	$	$	$	$
Total	$	$	$	$

We estimate that our portion of the total expenses of this offering will be $                . We have agreed to reimburse the underwriters for reasonable FINRA expenses in an amount up to $25,000. In addition, we will bear the costs, other than the underwriting discount and commissions and the selling stockholder’s legal fees, associated with the sale of common stock by the selling stockholder.

As part of this offering, Marcus C. Rowland, the Chairman of our Board of Directors, expects to purchase up to 10,000 shares of our common stock at the price sold to the public in this offering. The underwriters will receive the same underwriting discounts and commissions on any shares of common stock sold to Mr. Rowland as they will from the other shares of common stock sold to the public in this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of the underwriters are lenders, and in some cases agents or managers for the lenders, under our Credit Facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We and the selling stockholder have agreed to, severally and not jointly, indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain underwriters are lenders under our Credit facility. Because we will use the proceeds of this offering to repay borrowings under our Credit facility, certain underwriters will receive the net proceeds of this offering, and such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such underwriters receive at least 5% of the net proceeds of the offering. If the offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because a “bona fide public market” as defined in Rule 5121 exists for the shares.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time: to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the underwriters or any of their respective affiliates to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented warranted and agreed to and with each of the underwriters and their respective affiliates and us that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representatives has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their respective affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire shares in the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as Relevant Persons. The shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of shares shall require us or any of the underwriters or any of their respective affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the United Kingdom who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their respective affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Australia

This document:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and  D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3  of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and

Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to section 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products; and MAS notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (FINMA) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA), and accordingly the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (CISO), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus supplement and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Shearman & Sterling LLP, Houston, Texas, is acting as counsel to the underwriters in connection with this offering. Certain matters will be passed upon for the selling stockholder by Proskauer Rose LLP.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information set forth or incorporated by reference in this prospectus supplement regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values in the report prepared by H.J. Gruy and Associates, Inc., independent petroleum engineers. All such information has been so included on the authority of such firm as expert regarding the matters contained in its reports.

The financial statements of Sundance Energy, Inc. as of and for the year ended December 31, 2020, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Sundance Energy, Inc. and its subsidiaries, as of December 31, 2021 (Successor) and, for the period from January 1, 2021 through April 22, 2021 (Predecessor) and for the period from April 23, 2021 through December 31, 2021 (Successor), incorporated in this prospectus supplement from SilverBow Resources, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2022, have been audited by Moss Adams LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an other matter paragraph related to the classification of the oil and gas assets and liabilities as held for sale) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical statements of revenues and direct operating expenses of the South Texas Rich Properties of Chesapeake Energy Corporation included in SilverBow Resources, Inc.’s Current Report on Form 8-K dated September 12, 2023, have been so incorporated in reliance on the report (which contained an explanatory paragraph relating to the basis of presentation of the statements of revenues and direct operating expenses as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Prospectus

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Our subsidiary, SilverBow Resources Operating, LLC, a Texas limited liability company, may guarantee the debt securities we issue. The aggregate initial offering price of the securities that we will offer will not exceed $500,000,000.

In addition, the selling stockholder named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 4,112,540 shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholder. For a more detailed discussion of the selling stockholder, please read “Selling Stockholder.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by us or the selling stockholder through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” on page 8 for a discussion of certain risks that you should consider in connection with an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 24, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “SilverBow,” “Company,” “we,” “us” or “our” are to SilverBow Resources, Inc. and, as applicable, its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. In addition, the selling stockholder named in this prospectus may sell up to 4,112,540 shares of our common stock as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we or the selling stockholder, if applicable, sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and related free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in any of these securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, including those regarding our strategy, future operations, financial position, well expectations and drilling plans, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, service costs, impact of inflation, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “predict,” “potential,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•

further actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”), Russia and other allied producing countries (together with OPEC, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels;

•	risks related to recently completed acquisitions and integration of these acquisitions;

•	volatility in natural gas, oil and natural gas liquids prices;

•	ability to obtain permits and government approvals;

•	our borrowing capacity, future covenant compliance, cash flow and liquidity, including our ability to satisfy our short or long-term liquidity needs;

•	asset disposition efforts or the timing or outcome thereof;

•	ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof;

•	the amount, nature and timing of capital expenditures, including future development costs;

•	timing, cost and amount of future production of oil and natural gas;

•	availability of drilling and production equipment or availability of oil field labor;

•	availability, cost and terms of capital;

•	timing and successful drilling and completion of wells;

•	availability and cost for transportation and storage capacity of oil and natural gas;

•	costs of exploiting and developing our properties and conducting other operations;

•	competition in the oil and natural gas industry;

•

general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing Russia-Ukraine conflict);

•

the severity and duration of world health events, including health crises and pandemics including the COVID-19 pandemic, related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges including remote work arrangements and protecting the health and well-being of our employees;

•	opportunities to monetize assets;

•	our ability to execute on strategic initiatives;

•	effectiveness of our risk management activities including hedging strategy;

•	counterparty and credit market risk;

•	pending legal and environmental matters, including potential impacts on our business related to climate change and related regulations;

•	actions by third parties, including customers, service providers and shareholders;

•	current and future governmental regulation and taxation of the oil and natural gas industry;

•	developments in world oil and natural gas markets and in oil and natural gas-producing countries;

•	uncertainty regarding our future operating results; and

•

other risks and uncertainties described in Item 1A. “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and other filings with the SEC.

Many of the foregoing risks and uncertainties, as well as risks and uncertainties that are currently unknown to us, are, and may be, exacerbated by the ongoing Russia-Ukraine conflict, increasing economic uncertainty, recessionary and inflationary pressures and any consequent worsening of the global business and economic environment. New factors emerge from time to time, and it is not possible for us to predict all such factors. Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as the other documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

We incorporate by reference into this prospectus the documents listed below filed by us:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed March 2, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed May 4, 2023;

•	Our Current Report on Form 8-K filed January 9, 2023, as amended on January 10, 2023 (excluding any information furnished pursuant to Item 7.01);

•

the description of our Common Stock contained in our registration statement on Form 8-A, filed May  2, 2017, as updated by Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as subsequently amended or updated for the purpose of updating the description of our Common Stock;

•

the financial statements as of December 31, 2021 and for the period from January 1, 2021 through April 22, 2021 (predecessor) and for the period from April 23, 2021 through December 31, 2021 (successor) of Sundance Energy, Inc. and its consolidated subsidiaries, as included on pages B-1 through B-39 of Annex B to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2022; and

•

the unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2021 of SilverBow, as included on pages 57 through 69 of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2022

In addition, all documents (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted) filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and any applicable prospectus supplement, shall be deemed to be incorporated by reference into this prospectus..

We file annual, quarterly and other reports and other information with the SEC (File No. 001-08754). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, http://www.sbow.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.sbow.com, or by writing or calling us at the following address:

Investor Relations Department

920 Memorial City Way, Suite 850

Houston, Texas 77024

(281) 874-2700

THE COMPANY

SilverBow is an independent oil and gas company headquartered in Houston, Texas. The Company’s strategy is focused on acquiring and developing assets in the Eagle Ford Shale and Austin Chalk located in South Texas where the Company has assembled approximately 180,000 net acres across five operating areas. SilverBow’s acreage position in each of its operating areas is highly contiguous and designed for optimal and efficient horizontal well development. The Company has built a balanced portfolio of properties with a significant base of current production and reserves coupled with low-risk development drilling opportunities and meaningful upside from newer operating areas.

Our principal executive offices are located at 920 Memorial City Way, Suite 850, Houston, Texas 77024. The telephone number of our principal executive offices is (281) 874-2700. Our corporate website address is http://www.sbow.com. The information contained on our website does not constitute part of this prospectus.

THE SUBSIDIARY GUARANTORS

Certain of our domestic subsidiaries, including SilverBow Resources Operating, LLC, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things, repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

We will not receive any proceeds from the sale of the common stock offered by the selling stockholder.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of SilverBow and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “- Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, SilverBow Resources Operating, LLC and any other of our future subsidiaries specified in the prospectus supplement (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “- Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)

whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “- Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise. The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)

remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (1) a Subsidiary Guarantor ceases to be a Subsidiary, (2) either legal defeasance or covenant defeasance occurs with respect to the series or (3) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)

the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations with respect to the Debt Securities and under the Indentures;

(2)

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)

failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “- Consolidation, Merger and Sale of Assets”;

(5)

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series) continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)

any Debt of us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)	any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary

Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)

if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to SilverBow described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to SilverBow described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “- Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)

to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)

to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)

all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “- Events of Default,” at any time until 121 days after such deposit;

(3)

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, we are authorized to issue up to 50,000,000 shares of stock, including up to 40,000,000 shares of Common Stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of March 31, 2023, we had 22,602,018 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our Certificate of Incorporation (as amended, our “Certificate of Incorporation”), our Second Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law (“DGCL”) and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

Voting Rights. Each holder of Common Stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of Preferred Stock pursuant to applicable law or the provisions of the certificate of designation creating that series, all voting rights are vested in the holders of shares of Common Stock. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends. Dividends may be paid to the holders of Common Stock when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available for their payment, subject to the rights of holders of any Preferred Stock.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally, in proportion to the number of shares of Common Stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding Preferred Stock, if any, have received their liquidation preferences in full.

Non-Assessable. All outstanding shares of Common Stock are fully paid and non-assessable. Any additional Common Stock we or the selling stockholder offer and issue under this prospectus will also be fully paid and non-assessable.

No Preemptive Rights. Holders of Common Stock are not entitled to preemptive purchase rights in future offerings of our Common Stock.

Section 1123. We are prohibited from issuing any nonvoting equity securities to the extent required under Section 1123(a)(6) of the U.S. Bankruptcy Code and only for so long as Section 1123 of the U.S. Bankruptcy Code is in effect and applicable to us.

Listing. Our outstanding shares of Common Stock are listed on the NYSE under the symbol “SBOW.” Any additional Common Stock we issue will also be listed on the NYSE.

Preferred Stock

The Board can, without approval of our shareholders, issue one or more series of Preferred Stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of our authorized Preferred Stock. If we offer Preferred Stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the Preferred Stock;

•	the price at which the Preferred Stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the Preferred Stock;

•	the liquidation preference of the Preferred Stock;

•	the voting rights of the Preferred Stock;

•	whether the Preferred Stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the Preferred Stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the Preferred Stock.

The description of the terms of the Preferred Stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of Preferred Stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of the holders of our Common Stock. For example, any Preferred Stock issued may rank prior to our Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of Preferred Stock may discourage bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing Preferred Stock.

Any Preferred Stock will, when issued, be fully paid and non-assessable.

Preferred Stock Purchase Rights

This description of preferred stock purchase rights (the “Rights”) and Series B Junior Participating Preferred Stock is subject to and qualified in its entirety by reference to the Rights Agreement, dated as of September 20, 2022, between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”).

On September 20, 2022, the Board declared a dividend distribution of one Right for each outstanding share of Common Stock. The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and each Right will become exercisable to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company at a purchase price of $160.00 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a share of Preferred Stock would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The “Distribution Date” is the earlier of:

•	ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 15% or more of the Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 15% or more of the outstanding Common Stock on the date the Rights Agreement was executed, by obtaining beneficial ownership of additional shares of Common Stock representing 0.25% of the shares of Common Stock then outstanding) other than, in each case, as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions; and

•

ten business days (or such later date as the Board shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company and certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

An “Acquiring Person” generally means a person that becomes a beneficial owner of 4.99% or more of our Common Stock, with certain limited exceptions.

The Rights will expire on the earliest of (a) 5:00 p.m., New York City time on the day after the 2023 annual shareholders’ meeting, (b) 5:00 p.m., New York City time, on June 30, 2023, (c) the time at which the Rights are redeemed (as described below), and (d) the time at which the Rights are exchanged in full (the earliest of (a), (b), (c) and (d) being herein referred to as the “Expiration Date”).

At any time prior to the earlier of (a) a person becoming an Acquiring Person and (b) the Expiration Date (as defined in the Rights Agreement), the Board may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

The Company, by action of the Board, may supplement or amend any provision of the Rights Agreement in any respect without the approval of any registered holder of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) otherwise change, amend, or supplement any provisions of the Rights Agreement in any manner that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person shall adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees) or shall cause the Rights Agreement to become amendable other than in accordance with the amendment provision contained therein. Without limiting the foregoing, the Company may at any time before any person becomes an Acquiring Person amend the Rights Agreements to make provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

The Board may adjust the Purchase Price, the number of shares of Preferred Stock or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, (c) if holders of the Preferred Stock are granted certain rights, options, or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (d) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL.

Our Certificate of Incorporation and Our Bylaws

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Among other things, our Certificate of Incorporation and Bylaws:

•

provide for the division of the Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors, subject to the terms of the Nomination Agreement (as defined below);

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of Preferred Stock or certain Board designation rights, and subject to the terms of the Nomination Agreement, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•	provide that our Bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then outstanding voting stock;

•

provide that special meetings of our stockholders may only be called by our Chairman of the Board, Chief Executive Officer or by a majority of the total number of directors which the Company would have if there were no vacancies;

•

authorize the Board to adopt resolutions providing for the issuance of undesignated Preferred Stock. This ability makes it possible for the Board to issue, without stockholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by the Board, subject to the terms of the Nomination Agreement;

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy proposals) to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide that our Bylaws may be amended by the Board; and

•

provide that that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our Certificate of Incorporation regarding exclusive forum. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Director Nomination Agreement

On April 22, 2016, we entered into the Nomination Agreement (the “Nomination Agreement”) with Strategic Value Partners, LLC (“SVP”) and certain other former holders of our cancelled senior notes (the

“Consenting Noteholders”). Pursuant to the Nomination Agreement, SVP has the right to designate two director nominees (each an “SVP Designated Director”), which shall be one Class I director and one Class III director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III director, at such time as SVP and its affiliates (the “SVP Entities”) collectively beneficially own Common Stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own Common Stock representing an equity percentage of less than 8%. The other Consenting Noteholders own less than the requisite equity percentage necessary to maintain their rights under the Nomination Agreement; as such, the related provisions of the Nomination Agreement for the Consenting Noteholders to designate Class II director nominees are no longer operative.

So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Company. In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board.

The Nomination Agreement will terminate upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own Common Stock representing an equity percentage equal to or greater than 8%, or (b) the delivery of written notice to SilverBow by all of the Consenting Noteholders, requesting the termination of the Nomination Agreement. Further, at such time as any particular Consenting Noteholder ceases to beneficially own any shares of Common Stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.

As of March 31, 2023, SVP maintains its right to nominate two directors (one Class I Director and one Class III Director) under the Nomination Agreement. The other Consenting Noteholders own less than the requisite equity percentage necessary to maintain their right to nominate two Class II Directors under the Nomination Agreement; as such, the related provisions of the Nomination Agreement for the Consenting Noteholders Class II director nominations are no longer operative. In addition, our Certificate of Incorporation provides certain negative control rights at any time in which the Consenting Noteholders own at least 50% of the Company’s issued and outstanding shares of common stock. As of March 31, 2023, the Consenting Noteholders own less than the requisite equity percentage necessary to maintain such negative control rights and, accordingly, such provisions in our Certificate of Incorporation are no longer operative.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Noteholder Registration Rights Agreement

On April 22, 2016, we entered into a registration rights agreement (the “Noteholder Registration Rights Agreement”) with parties who received shares of Common Stock upon the effective date of the Noteholder Registration Rights Agreement (the “RRA Holders”) representing 5% or more of the Common Stock outstanding on that date, including SVP. The Noteholder Registration Rights Agreement provides resale registration rights for the RRA Holders’ Registrable Securities (as defined in the Noteholder Registration Rights Agreement).

Pursuant to the Noteholder Registration Rights Agreement, RRA Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Noteholder Registration Rights Agreement. Under their demand registration rights, RRA Holders owning at least 5% of the outstanding shares of Common Stock may request us to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act. Each RRA Holder is entitled to two demand registrations. Generally, we are required to provide notice of the demand request within five business days following the receipt of the demand notice to all additional RRA Holders, who may, in certain circumstances, participate in the registration. Under their underwritten offering registration rights, RRA Holders also have the right to demand us to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. Each RRA Holder is entitled to two underwritten offering requests. We are not obligated to effect a demand notice or an underwritten demand notice within 180 days of closing either a demand registration or an underwritten offering. We are required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a “shelf registration” is requested) after the effective date of the Noteholder Registration Rights Agreement and the consummation of the distribution by the participating RRA Holders. Under their piggyback registration rights, if at any time we propose to register an offering of Common Stock for our own account, we must give at least five business days’ notice to all RRA Holders of Registrable Securities to allow them to include a specified number of their shares in the registration statement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Noteholder Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Noteholder Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The obligations to register shares under the Noteholder Registration Rights Agreement will terminate with respect to us and each RRA Holder on the first date upon which the RRA Holder no longer beneficially owns any Registrable Securities. As of March 31, 2023, each RRA Holder other than SVP no longer beneficially owns any Registrable Securities.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

As of the date of this prospectus, we had no depositary shares issued and outstanding.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrant will be issued in registered form only. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	through the distribution of the securities by the selling stockholder to its partners, members or stockholders;

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to a limited number of purchasers;

•	directly to institutional investors; or

•	through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or the selling stockholder or through agents designated by us or the selling stockholder from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling stockholder to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling stockholder will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholder to be indemnified by us or the selling stockholder, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or the selling stockholder in the ordinary course of business.

Each class or series of securities, if any, will be a new issue of securities with no established trading market, other than the common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us or the selling stockholder for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us or the selling stockholder, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

SELLING STOCKHOLDER

The selling stockholder named below may offer and sell from time to time in the future up to an aggregate of 4,112,540 shares of our common stock, par value $0.01 per share. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

We are registering these 4,112,540 shares of our common stock for sale by the selling stockholder named below pursuant to (1) the Noteholder Registration Rights Agreement and (2) a registration rights agreement, dated as of January 26, 2017 (the “PIPE Registration Rights Agreement” and, together with the Noteholder Registration Rights Agreement, the “Registration Rights Agreements”), which we entered into with certain purchasers in connection with a private placement of shares of our common stock.

Pursuant to the Registration Rights Agreements, we will pay all expenses relating to the offering of these shares, except that the selling stockholder will pay any underwriting discounts or commissions. We will indemnify the selling stockholder against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus.

The following table sets forth information as of May 9, 2023, by the selling stockholder regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock that may from time to time be offered or sold pursuant to this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder and that the selling stockholder does not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholder with regard to the shares offered pursuant to the Registration Rights Agreements.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of its shares of common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Total Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering(2)
SVMF 71, LLC(3)	4,112,540	4,112,540	—	—

(1)

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholder named in the table above has sole voting and investment power with respect to all shares of common stock that it beneficially owns.

(2)	This calculation assumes that all common stock owned by the selling stockholder will be sold in the offering.
(3)

Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of SVP and is also the indirect majority owner and control person of SVP, SVP Special Situations III LLC and SVP Special Situations III-A LLC. SVP is (i) the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC. David Geenberg, an employee of SVP, and Christoph Majeske, an advisor to SVP, are members of the Board of SilverBow. Neither Messrs. Geenberg or Majeske are employees of SVMF 71, LLC or employees of SVP’s funds. Pursuant to the Director Nomination Agreement, dated as of April 22, 2016, by and among SilverBow and the Consenting Noteholders named therein, SVP currently has the right to designate two directors to the Board of SilverBow. Please read “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws” for more information.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information set forth or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values in the report prepared by H.J. Gruy and Associates, Inc., independent petroleum engineers. All such information has been so included on the authority of such firm as expert regarding the matters contained in its reports.

The financial statements of Sundance Energy, Inc. as of and for the year ended December 31, 2020, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Sundance Energy, Inc. and its subsidiaries, as of December 31, 2021 (Successor) and, for the period from January 1, 2021 through April 22, 2021 (Predecessor) and for the period from April 23, 2021 through December 31, 2021 (Successor), incorporated in this prospectus from SilverBow Resources, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 9, 2022, have been audited by Moss Adams LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an other matter paragraph related to the classification of the oil and gas assets and liabilities as held for sale) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

3,000,000 Shares

SilverBow Resources, Inc.

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

                , 2023

Joint Book-Running Managers

Citigroup	Mizuho

Johnson Rice & Company L.L.C.